Exhibit 15(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

“We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-208276, 333-263006 and 333-229860) of ASE Technology Holding Co., Ltd. of our report dated March 16, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting of Siliconware Precision Industries Co., Ltd., which appears in this Form 20-F of ASE Technology Holding Co., Ltd. “

/s/ PricewaterhouseCoopers, Taiwan
Taipei, Taiwan
Republic of China
March 29, 2022